                                                                Exhibit 10.4


         PREFERRED STOCK REPURCHASE AGREEMENT dated as of September 29, 1997 between NORTHWEST AIRLINES CORPORATION, a Delaware corporation ("NWA CORP."), and KONINKLIJKE LUCHTVAART MAATSCHAPPIJ N.V., a Netherlands corporation ("KLM").


                                W I T N E S S E T H :


         WHEREAS, on the date hereof, KLM owns (i) 1,308.8 shares of NWA
Corp.'s Series A Preferred Stock, par value $.01 per share (the "SERIES A PREFERRED STOCK"), (ii) 436.2 shares of NWA Corp.'s Series B Preferred Stock, par value $.01 per share (the "SERIES B PREFERRED STOCK"), and (iii) 21,684,099 shares of NWA Corp.'s Class A Common Stock, par value $.01 per share (the "CLASS A COMMON STOCK", and together with NWA Corp.'s Class B Common Stock, par value $.01 per share (the "CLASS B COMMON STOCK"), the "COMMON STOCK");

         WHEREAS, concurrently with the Initial Closing Date (as defined in the Common Stock Agreement (as hereinafter defined)), in accordance with the provisions set forth in the Amendment to the Stockholders' Agreement (as hereinafter defined), KLM will exercise its right to purchase, and will purchase, pursuant to Section 17 of the Stockholders' Agreement (as hereinafter defined), 3,293,775 additional shares of Class A Common Stock in exchange for
818.0003 shares of Series A Preferred Stock and 272.6251 shares of Series B Preferred Stock, following which purchase KLM will own 490.7997 shares of Series A Preferred Stock (the "SERIES A PREFERRED SHARES") and 163.5749 shares of Series B Preferred Stock (the "SERIES B PREFERRED SHARES", together with the Series A Preferred Shares, the "PREFERRED SHARES"); and

         WHEREAS, upon the terms and subject to the conditions set forth herein, KLM wishes to sell to NWA Corp., and NWA Corp. wishes to purchase from KLM the Preferred Shares on the Initial Closing Date;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

         1.1 DEFINED TERMS. As used in this Agreement, the terms defined in the recitals to this Agreement have the meanings assigned to such terms therein and the following terms have the following meanings:

         "AFFILIATE" when used with respect to another Person, means any Person who is, whether directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such Person.

         "AGREEMENT" means this Preferred Stock Repurchase Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "ALLIANCE IMPLEMENTATION AGREEMENT" means a definitive agreement with respect to commercial cooperation that is entered into by KLM and Northwest Airlines, Inc. at the Initial Closing Date.

         "AMENDMENT TO THE STOCKHOLDERS' AGREEMENT" means the agreement in the form of Exhibit A to the Common Stock Agreement which amends the Stockholders' Agreement and provides for (i) the acceleration of the vesting of the KLM Option (as defined in the Stockholders' Agreement) in respect of shares of Class A Common Stock subject to such option that are held by Blum and BTNY, and the exercise by KLM of such KLM Option with respect to such shares and the purchase of such shares concurrently with the Initial Closing Date, (ii) the termination of the KLM Option with respect to the other Option Stockholders and the termination of the Put Option (as each such term is defined in the Stockholders' Agreement) with respect to all of the Option Stockholders and (iii) immediately following the consummation of the transactions contemplated by this Agreement on the Initial Closing Date, the termination of all of KLM's other rights and obligations under the Stockholders' Agreement.

         "ANCILLARY AGREEMENTS" means the Common Stock Agreement, the Amendment to the Stockholders' Agreement and the Standstill Agreement.

         "BENEFICIALLY OWN" has the meaning given such term in Rule 13d-3 under the Exchange Act, as in effect on the date hereof. As used herein, the phrases "BENEFICIAL OWNERSHIP" and "BENEFICIAL OWNER" have correlative meanings.

         "BLUM" means Richard D. Blum Associates - NWA Partners, L.P.

         "BOARD OF DIRECTORS" means the board of directors of NWA Corp. or any successor corporation.

         "BTNY" means Bankers Trust New York Corporation.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in Amsterdam, The Netherlands, in New York, New York or in Minneapolis, Minnesota.

         "CASH" means Dollars paid in immediately available funds.

         "COMMON STOCK AGREEMENT" means the Common Stock Repurchase Agreement dated as of September 29, 1997 between KLM and NWA Corp., entered into concurrently with this Agreement.

         "CREDIT AGREEMENT" means the Credit Agreement dated as of December 15, 1995 and as amended and restated as of December 16, 1996 among NWA Corp., NWA, Inc., Northwest Airlines, Inc., ABN Amro Bank N.W., as Compliance Agent, Bankers Trust Company, as Administrative Agent, Chase Securities Inc., as Syndication Agent, Citibank, N.A., as Documentation Agent, National Westminster Bank PLC and First Bank National Association, as Agents, and various lending institutions parties thereto, as amended, supplemented or otherwise modified from time to time in accordance with its terms and any extensions, refinancings or replacements thereof.

         "DOLLARS" and "$" mean lawful currency of the United States of America.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest; or any preference, priority or other arrangement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "LIQUIDATION PREFERENCE" means an amount in cash equal to $50,000 for each share of Series A Preferred Shares or Series B Preferred Shares, as the case may be, plus an amount in cash equal to all accrued but unpaid dividends on such applicable share to the Initial Closing Date. Such amount as of September 29, 1997 equals (i) $79,562.84 with respect to each share of Series A Preferred Shares and (ii) $69,378.23 with respect to each share of Series B Preferred Shares, which in each case shall be appropriately adjusted in the event that the Initial Closing Date occurs on a date other than September 29, 1997.

         "PERSON" means an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "STANDSTILL AGREEMENT" means an agreement, in the form of Exhibit C to the Common Stock Agreement, to be entered into by KLM and NWA Corp. at the Initial Closing Date.

         "STOCKHOLDERS' AGREEMENT" means the Second Amended and Restated Investor Stockholders' Agreement dated as of December 23, 1993, as amended, supplemented or otherwise modified from time to time, among NWA Corp., KLM and certain other stockholders of NWA Corp. parties thereto, as in effect on the date hereof.

         "SUPERVISORY BOARD OF KLM" means the supervisory board of KLM or any successor corporation.


                                      ARTICLE II

                           DELIVERY AND PURCHASE OF SHARES

         2.1 PURCHASE AND SALE OF SHARES. On the terms and subject to the conditions of this Agreement, on the Initial Closing Date, (i) KLM agrees to transfer, assign and deliver to NWA Corp., against payment by NWA Corp. to KLM of immediately available funds in an amount equal to the aggregate Liquidation Preference for 490.7997 shares of Series A Preferred Stock (the "SERIES A PURCHASE PRICE"), a certificate or certificates representing the 490.7997 shares of Series A Preferred Stock, and NWA Corp. agrees to purchase such shares and make such payment to KLM against delivery of such certificates on such Initial Closing Date, and (ii) KLM agrees to transfer, assign and deliver to NWA Corp., against payment by NWA Corp. to KLM of immediately available funds in an amount equal to the aggregate Liquidation Preference for 163.5749 shares of Series B Preferred Stock (the "SERIES B PURCHASE PRICE"), a certificate or certificates representing 163.5749 shares of Series B Preferred Stock, and NWA Corp. agrees to purchase such shares and make such payment to KLM against delivery of such certificates on such Initial Closing Date. Such certificates shall be duly endorsed in blank or accompanied by stock powers duly executed in blank, with all necessary stock transfer stamps affixed.

         2.2 CLOSING OF PURCHASE AND SALE OF SHARES. The closing of the purchase and sale contemplated by Section 2.1 will occur at the time and place of the Initial Closing Date.

                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF KLM. KLM represents and warrants to NWA Corp. as of the date hereof and as of the Initial Closing Date as follows:

         (a) KLM is a corporation duly organized and validly existing under the laws of The Netherlands.

         (b) KLM has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by KLM of this Agreement and the performance of the transactions herein contemplated to be performed by KLM have been duly authorized by the Supervisory Board of KLM and no further corporate action on the part of KLM is necessary to authorize this Agreement and the performance of such transactions. This Agreement has been duly executed and delivered by KLM and, assuming due authorization, execution and delivery by NWA Corp., constitutes the legal, valid and binding agreement of KLM, enforceable against KLM in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding at law or in equity).

         (c) Neither the execution and delivery of this Agreement or the performance by KLM of the transactions contemplated hereby will (i) violate or conflict with any of the provisions of the charter or other organizational documents of KLM, (ii) with or without the giving of notice or the lapse of time or both, violate or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or any provision of any law, order, judgment, decree, restriction or ruling of any governmental authority to which KLM is a party or by which any of its property is bound or (iii) result in the creation of any liens, encumbrances, equities or claims upon any of (A) the shares of Series A Preferred Stock or Series B Preferred Stock currently owned by it (except as contemplated by the exercise of the KLM Option pursuant to the Amendment to the Stockholders' Agreement) or (B) shares of Common Stock currently owned by it or to be acquired by it upon exercise of the KLM Option other than liens, encumbrances, equities or claims upon shares pursuant to the Common Stock Agreement.

         (d) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body or any other Person is required for the execution, delivery and performance by KLM of this Agreement and the consummation of the transactions contemplated hereby.

         (e) There are no lawsuits, actions, arbitrations or legal or administrative or regulatory proceedings, charges, complaints or investigations pending or, to the best knowledge of KLM, threatened against KLM, and KLM is not a party to, or subject to or bound by, any order, judgment, injunction, stipulation, award or decree (whether rendered by a court or administrative agency or by arbitration), in any such case, which could, individually or in the aggregate, materially adversely affect the ability of KLM to consummate the transactions contemplated hereby.

         (f) KLM has, and on the Initial Closing Date KLM will have, good and valid title to the Preferred Shares to be purchased by NWA Corp. at the Initial Closing Date, free and clear of all Liens, except any Liens created pursuant to the terms of this Agreement.

         (g) KLM is the record and beneficial owner on the date hereof of 1,308.8 shares of Series A Preferred Stock, 436.2 shares of Series B Preferred Stock and 21,684,099 shares of Common Stock, and upon exercise of the KLM Option pursuant to the Amendment to the Stockholders' Agreement, KLM will be the record and beneficial owner of 490.7997 shares of Series A Preferred Stock, 163.5749 shares of Series B Preferred Stock and 24,977,874 shares of Common Stock. KLM does not own of record or beneficially or otherwise have the right to acquire any other shares of any series of common or preferred capital stock of NWA Corp., other than pursuant to the Stockholders' Agreement.

         (h) Neither KLM nor any of its officers, directors, employees or agents has authorized any Person to act as a broker, finder or in any similar capacity on behalf of KLM in connection with the transactions contemplated by this Agreement.

         3.2 REPRESENTATIONS AND WARRANTIES OF NWA CORP. NWA Corp. represents and warrants to KLM as of the date hereof and as of the Initial Closing Date as follows:

         (a) NWA Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) NWA Corp. has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by NWA Corp. of this Agreement and the performance of the transactions herein contemplated to be performed by NWA Corp. have been duly authorized by the Board of Directors of NWA Corp. and no further corporate action on the part of NWA Corp. is necessary to authorize this Agreement and the performance of such transactions. This Agreement has been duly executed and delivered by NWA Corp. and, assuming due authorization, execution and delivery by KLM, constitutes the legal, valid and binding agreement of NWA Corp., enforceable against NWA Corp. in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding at law or in equity).

         (c) Neither the execution and delivery of this Agreement or the performance by NWA Corp. of the transactions contemplated hereby will
    (i) violate or conflict with any of the provisions of the charter or other organizational documents of NWA Corp. or (ii) with or without the giving of notice or the lapse of time or both, violate or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or any provision of any law, order, judgment, decree, restriction or ruling of any governmental authority to which NWA Corp. is a party or by which any of its property is bound.

         (d) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body or any other Person is required for the execution, delivery and performance by NWA Corp. of this Agreement and the consummation of the transactions contemplated hereby.

         (e) There are no lawsuits, actions, arbitrations or legal or administrative or regulatory proceedings, charges, complaints or investigations pending or, to the best knowledge of NWA Corp., threatened against NWA Corp., and NWA Corp. is not a party to, or subject to or bound by, any order, judgment, injunction, stipulation, award or decree (whether rendered by a court or administrative agency or by arbitration), in any such case, which could, individually or in the aggregate, materially adversely affect the ability of NWA Corp. to consummate the transactions contemplated hereby.

         (f) Neither NWA Corp. nor any of its officers, directors, employees or agents has authorized any Person to act as a broker, finder or in any similar capacity on behalf of NWA Corp. in connection with the transactions contemplated by this Agreement.

         (g) Performance by the parties of the transactions referred to herein or contemplated hereby (including KLM's exercise pursuant to Section 17 of the Stockholders' Agreement of its right to purchase 3,293,775 additional shares of Class A Common Stock, and the purchase of such shares) will not cause KLM to become an "Acquiring Person" for purposes of, and as such term is defined in, the Rights Agreement of NWA Corp. dated as of November 16, 1995, as amended (the "RIGHTS AGREEMENT").

         (h) The "capital" of NWA Corp. is not "impaired" and will not become "impaired" as a result of the purchase of the Preferred Shares from KLM by NWA Corp. on the Initial Closing Date, within the meaning of Section 160(a)(1) of the Delaware General Corporation Law, as amended.

                                      ARTICLE IV

                                 CONDITIONS PRECEDENT

         4.1 CONDITIONS TO CLOSING. (a) The obligations of NWA Corp. to purchase the Preferred Shares at the Initial Closing Date shall be subject to the satisfaction (or waiver by NWA Corp.) of the following conditions:

            (i) REPRESENTATIONS AND WARRANTIES AND PERFORMANCE. The representations and warranties of KLM contained herein and in the Ancillary Agreements shall have been true and correct in all material respects when made and in addition shall be true and correct in all material respects at and as of the Initial Closing Date with the same effect as though made at and as of the Initial Closing Date. KLM shall have performed in all material respects all obligations and shall have complied in all material respects with all covenants and other agreements required by this Agreement and each Ancillary Agreement to be performed or complied with by KLM at or prior to the Initial Closing Date.

         (ii) COMMON STOCK AGREEMENT CONDITIONS. All the conditions to closing in Sections 5.1(a)(ii) through (vii) and (ix) of the Common Stock Agreement shall have been satisfied (or waived by NWA Corp.).

          (iii) COMMON STOCK PURCHASE. The "Initial Closing Date" under and as defined in the Common Stock Agreement shall occur concurrently with the closing of the transactions contemplated hereby.

         (b) The obligations of KLM to sell the Preferred Shares at the Initial Closing Date shall be subject to the satisfaction (or waiver by KLM) of the following conditions:

            (i) REPRESENTATIONS AND WARRANTIES AND PERFORMANCE. The representations and warranties of NWA Corp. contained herein and in the Ancillary Agreements shall have been true and correct in all material respects when made and in addition shall be true and correct in all material respects at and as of the Initial Closing Date with the same effect as though made at and as of the Initial Closing Date. NWA Corp. shall have performed in all material respects all obligations and shall have complied in all material respects with all covenants and other agreements required by this Agreement and each Ancillary Agreement to be performed or complied with by NWA Corp. at or prior to the Initial Closing Date.

         (ii) COMMON STOCK AGREEMENT CONDITIONS. All the conditions to closing in Sections 5.1(b)(ii) through (iv) and (vi) through (ix) of the Common Stock Agreement shall have been satisfied (or waived by KLM).

          (iii) COMMON STOCK PURCHASE. The "Initial Closing Date" under and as defined in the Common Stock Agreement shall occur concurrently with the closing of the transactions contemplated hereby.


                                      ARTICLE V

                                  WITHHOLDING TAXES

         5.1 UNITED STATES FEDERAL WITHHOLDING TAXES. (a) NWA Corp. hereby agrees that it will only deduct and withhold United States federal income taxes imposed under Sections 881(a) and 1442 of the Internal Revenue Code of 1986, as amended (the "CODE") (or any similar successor provisions), ("UNITED STATES WITHHOLDING TAXES") from the Series A Purchase Price and the Series B Purchase Price an amount equal to 5% of the amount of such payments that constitutes accrued dividend income under Section 305(c) of the Internal Revenue Code of 1986, as amended, or analogous provisions.

         (b) Except to the extent provided in Section 5.1(c) below, NWA Corp. hereby agrees to indemnify and hold harmless KLM from and against any United States Withholding Taxes that are imposed on KLM on or in respect the Series A Purchase Price and/or the Series B Purchase Price to the extent that such taxes are imposed on KLM solely as a result of NWA Corp.'s repurchase of NWA Corp. stock from any person other than KLM.

         (c) Prior to NWA Corp.'s payment of such amounts, KLM will deliver to NWA Corp. an Internal Revenue Service Form 1001 evidencing that it is entitled to the benefits of the income tax treaty between the Kingdom of The Netherlands and the United States. KLM also agrees to furnish, to the extent it is legally entitled to do so, NWA Corp. with such documents and certificates as NWA Corp. may reasonably request in connection with obtaining a reduction in, or exemption from, the payment of United States federal income withholding taxes imposed on or with respect to the Series A Purchase Price or the Series B Purchase Price. NWA Corp. shall have no obligation to indemnify or hold harmless KLM for any United States Withholding Taxes (i) actually withheld by NWA Corp. pursuant to
Section 5.1(a) above, or (ii) described in Section 5.1(b) above, to the extent that such taxes are imposed on KLM as a result of KLM's failure to provide any form, document or certificate required to be provided by KLM in accordance with this Section 5.1(c).

         (d) KLM hereby agrees to indemnify and hold harmless NWA Corp. from and against any United States Withholding Taxes imposed on NWA Corp. in respect of any payments made by NWA Corp. to KLM in respect of the Series A Preferred Shares and/or the Series B Preferred Shares to the extent that such taxes would not have been imposed but for KLM's acquisition of additional shares of NWA Corp. stock and/or the attribution of ownership of any NWA Corp. stock to KLM under Section 318 of the Code (or any similar successor provision). If KLM's (including its Affiliates) ownership of NWA Corp. stock for purposes of Section 318 of the Code is accurately described in this Agreement and the

Common Stock Agreement, then NWA Corp. acknowledges that it will have no indemnity claim against KLM pursuant to this Section 6.1(d) with respect to the attribution of ownership of any NWA Corp. stock to KLM under Section 318 of the Code.

         (e) KLM hereby represents and warrants that it is entitled to the benefits of the income tax treaty between the Kingdom of the Netherlands and the United States and that, under such treaty, KLM is entitled to a reduction from 30% to 5% in the rate at which United States Withholding Tax is imposed on any dividends received by KLM from NWA Corp. Without limiting NWA Corp.'s indemnity obligations set forth in Section 5.1(b) above, in the event that this representation is not correct, NWA Corp. will have no indemnity obligation to KLM in respect of the United States Withholding Taxes described in Section 5.1(a) above.


                                      ARTICLE VI

                                  GENERAL PROVISIONS

         6.1 TERMINATION OR ABANDONMENT OF AGREEMENT. (a) This Agreement may be terminated or abandoned at any time prior to the Initial Closing Date by mutual consent of the parties in writing.

         (b) Except for the provisions in this Article VI, in the event of any termination of the Agreement as provided in this Section 6.1, this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no liability on the part of NWA Corp. or KLM or their respective directors, officers or stockholders with respect to any obligations set forth in this Agreement; PROVIDED, HOWEVER, that nothing in this Section 6.1 shall relieve any party from liability for any breach of its representations, warranties, covenants or agreements contained in this Agreement.

         6.2 EXPENSES. All fees, commissions and other expenses incurred by any party hereto in connection with the negotiation of this Agreement, the Ancillary Agreements and the other transactions contemplated hereby, including any fees and expenses of their respective counsel and financial advisors, shall be borne by the party incurring such fee or expense.

         6.3 EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other parties.

         6.4 NOTICES. All notices, request, demands or other communications provided herein shall be made in writing and shall be deemed to have been duly given if delivered as follows:

         If to NWA Corp.:

              2700 Lone Oak Parkway
              Eagan, Minnesota  55121
              Attention:  Senior Vice President, General Counsel
                            and Secretary
              Fax:  (612) 726-7123

              with a copy to:

              Simpson Thacher & Bartlett
              425 Lexington Avenue
              New York, New York  10017-3954
              Attention:  Robert L. Friedman, Esq.
              Fax:  (212) 455-2502

         If to KLM:

              Koninklijke Luchtvaart Maatschappij N.V.
              Amsterdamseveg 55
              1192 G P Amstelveen
              The Netherlands
              Attention:  Senior Vice President and General
                            Counsel
              Fax:  011-3120-648-8096

              with a copy to:

              Cravath, Swaine & Moore
              Worldwide Plaza
              825 Eighth Avenue
              New York, New York  10019
              Attention:  Daniel Cunningham, Esq.
              Fax:  (212) 474-3700

or to such other address as either party shall have specified by notice in writing to the other party. All such notices, requests, demands and communications shall be deemed to have been received on (i) the date of delivery if sent by messenger, (ii) on the Business Day following the Business Day on which delivered to a recognized courier service if sent by overnight courier or
(iii) on the date received, if sent by fax.

         6.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS ENTERED INTO

AND TO BE PERFORMED IN NEW YORK AND WITHOUT REGARD TO THE APPLICATION OF PRINCIPLES OF CONFLICT OF LAWS.

         6.6 TITLES AND HEADINGS. Titles and headings to Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         6.7 SUCCESSORS AND ASSIGNS. This Agreement shall not be assignable by KLM without the prior written consent of NWA Corp. or by NWA Corp. without the prior written consent of KLM; PROVIDED, HOWEVER, that NWA Corp. may assign all or any part of its interest in this Agreement to any of its Affiliates if such Affiliate undertakes in writing to perform NWA Corp.'s obligations hereunder; and PROVIDED, FURTHER, that no such assignment shall relieve NWA Corp. of its obligations hereunder and NWA Corp. shall unconditionally guarantee the performance by such assignee of the obligations of NWA Corp. hereunder pursuant to a written instrument satisfactory to KLM. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors in interest and assigns.

         6.8 ENTIRE AGREEMENT; NO ORAL WAIVER.  This Agreement and the
Ancillary Agreements and the certificates and other documents contemplated hereby and thereby constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings and representations, whether oral or written, of the parties in connection therewith. No covenant or condition or representation not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement or the transactions contemplated hereby. This Agreement may not be changed or terminated orally, nor shall any change, termination or attempted waiver of any of the provisions of this Agreement be binding on any party unless in writing signed by the parties hereto. No modification, waiver, termination, rescission, discharge or cancellation of this Agreement and no waiver of any provision of or default under this Agreement shall affect the right of any party thereafter to enforce any other provision or to exercise any right or remedy in the event of any other default, whether or not similar.

         6.9 SEVERABILITY. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

         6.10 NO THIRD-PARTY RIGHTS. Nothing in this Agreement, expressed or implied, shall or is intended to confer upon any Person other than the parties hereto or their respective successors or assigns, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

         6.11 SUBMISSION TO JURISDICTION. Each of the parties hereto hereby irrevocably unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to or arising from this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the United States of America sitting in the Southern District of New York;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 6.4; and

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other appropriate jurisdiction.

         6.12 REMEDIES. Each of the parties hereto acknowledges that the rights granted to NWA Corp. in this Agreement are of a special, unique and extraordinary character, and that any breach of this Agreement by KLM could not be compensated for by damages. Accordingly, in the event of any failure or refusal by KLM to comply with any covenant or agreement contained in this Agreement NWA Corp. shall be entitled, in addition to any other remedies that NWA Corp. may have, to enforcement of this Agreement by a decree of specific performance requiring KLM to fulfill its obligations under this Agreement.

         6.13 BROKERS AND FINDERS. Each party shall bear all costs and expenses, and shall indemnify the other party for all costs and expenses, relating to the retention by such party of any finder or broker in connection with the transactions contemplated by this Agreement.

         6.14 FURTHER ASSURANCES. From time to time, at the reasonable request of the other party hereto and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties have executed, delivered and entered into this Agreement as of the day and year first above written.

                                       NORTHWEST AIRLINES CORPORATION



                                       By: /s/John H. Dasburg
                                          -------------------------------------
                                            John H. Dasburg
                                            President and Chief
                                            Executive Officer



                                       By: /s/Douglas M. Steenland
                                          -------------------------------------
                                            Douglas M Steenland
                                            Senior Vice President,
                                            General Counsel and Secretary




                                       KONINKLIJKE LUCHTVAART
                                            MAATSCHAPPIJ N.V.



                                       By: /s/L.M. van Wijk
                                          -------------------------------------
                                            L.M. van Wijk
                                            President and Chief
                                            Executive Officer



                                       By: /s/R.J.N. Abrahamsen
                                          -------------------------------------
                                            R.J.N. Abrahamsen
                                            Managing Director and
                                            Chief Financial Officer